UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
May 24, 2016

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2200 West Parkway Boulevard
Salt Lake City, Utah  84119-2099
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (801) 817-1776

Former name or former address, if changed since last report: Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On May 24, 2016, Franklin Covey Co. (the Company) entered into the Fifth Modification Agreement to its existing amended and restated secured credit agreement (the Restated Credit Agreement) with JPMorgan Chase Bank, N.A. (the Lender).  The Lender also provides the majority of the Company’s day-to-day banking services.

The primary purposes of the Fifth Modification Agreement are to (i) provide a term loan from the Lender for $15.0 million (the Term Loan); (ii) increase the maximum principal amount of the revolving line of credit from $30.0 million to $40.0 million; (iii) extend the maturity date of the Restated Credit Agreement from March 31, 2018 to March 31, 2019; (iv) permit the Company to convert balances outstanding from time to time under the revolving line of credit to term loans; and (v) adjust the fixed charge coverage ratio from 1.40 to 1.15.  The proceeds from the Term Loan may be used for general corporate purposes.

The Term Loan allows the Company to borrow $15.0 million at an interest rate of LIBOR plus 1.85% per annum.  Interest is payable monthly and principal payments of $937,500 are due and payable on the first day of each January, April, July, and October until May 2019.  The remaining $3.75 million of principal at the Term Loan maturity date may be repaid by the Company or converted into another Term Loan.  The Term Loan may also be repaid sooner than May 2019 at the Company’s discretion.

The Fifth Modification Agreement preserves existing debt covenants that include (i) a Funded Debt to EBITDAR ratio of less than 3.0 to 1.0; (ii) a Fixed Charge Coverage ratio greater than 1.15 to 1.0 as discussed above; (iii) an annual limit on capital expenditures (excluding capitalized curriculum development) of $8.0 million; and (iv) outstanding borrowings on the revolving line of credit may not exceed 150 percent of consolidated accounts receivable.  The other key terms and conditions of the Fifth Modification Agreement are substantially the same as those defined in the Restated Credit Agreement.  The Restated Credit Agreement was described in the Company’s Form 8-K filed on March 17, 2011, which information is incorporated by reference herein.

In connection with the Fifth Modification Agreement, the Company and certain of its subsidiaries entered into a new Consent and Agreement of Guarantor and a promissory note for the Term Loan.

The foregoing description of the Fifth Modification to the Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Fifth Modification Agreement to the Restated Credit Agreement, the Consent and Agreement of Guarantor, and the new Term Loan, which are filed as Exhibits 10.1 through 10.3 attached hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

On May 24, 2016, the Company and certain of its subsidiaries entered into the Fifth Modification Agreement, a Consent and Agreement of Guarantor, and a $15.0 million Term Loan with the Lender as described above in Item 1.01.  The information in Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

10.1	Fifth Modification Agreement by and among JPMorgan Chase Bank, N.A., Franklin Covey Co., and the subsidiary guarantors signatory thereto, dated May 24, 2016.

10.2	Consent and Agreement of Guarantor by and between JPMorgan Chase Bank, N.A., Franklin Covey Co., and the subsidiary guarantors signatory thereto, dated May 24, 2016.

10.3	Secured Promissory Note between Franklin Covey Co. and JPMorgan Chase Bank, N.A. for $15.0 million term loan, dated May 24, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.

Date:	May 24, 2016	By:	/s/ Stephen D. Young
Stephen D. Young
Chief Financial Officer